EXHIBIT 99.1

Information Regarding Non-Cash Accounting Events

In connection with our emergence from Chapter 11 on April 30, 2007, our financial statements will be impacted by the following non-cash accounting events, including:

1.	The adoption of fresh start reporting required under AICPA Statement of Position (SOP) 90-7, “Financial Reporting by Entities in Reorganization Under the Bankruptcy Code”;
2.	Recognition of compensation expense related to certain share-based incentive awards to be issued in connection with our emergence from Chapter 11; and
3.	A change in the classification of certain items in our financial statements.

1. Fresh Start Reporting
Fresh start reporting results in our becoming a new entity for financial reporting purposes. Upon the adoption of fresh start reporting, our financial statements will not be comparable, in various material respects, to any of our previously issued financial statements.

The table below shows the estimated impact to Delta’s pre-tax income for the eight month period ended December 31, 2007 from the adoption of fresh start reporting (excluding the impact of a possible change in our accounting for the SkyMiles Frequent Flyer Program).

Impact of Fresh Start Reporting
For the Eight Month Period Ended December 31, 2007

(in millions)
Increase (decrease) in pre-tax income
Depreciation	$126
Amortization of intangibles	(228)
Landing fees and other rents	(14)
Aircraft maintenance materials and outside repairs	(71)
Aircraft rent	6
Other operating expense	11
Interest expense	25
Net decrease in pre-tax income	$(145)

These items are described in more detail below:

Depreciation: Under fresh start reporting, property and equipment will be revalued at current market levels. We expect to reduce the net book value of property and equipment by $1.5 billion. In addition, depreciable lives of flight equipment have been increased, on average, from 25 years to 30 years to reflect revised estimated useful lives. As a result, we expect depreciation expense to decrease by $32 million for the two month period ended June 30, 2007, and by $126 million for the eight month period ended December 31, 2007.

Amortization: Under fresh start reporting, all our intangible assets will be revalued at current market levels. We expect to increase the net book value of intangible assets (excluding goodwill) by $3.0 billion. As a result, we expect amortization expense to increase by $57 million for the two month period ended June 30, 2007, and by $228 million for the eight month period ended December 31, 2007.

Aircraft Rent and Other Rent: Under fresh start reporting, significant leases are revalued at current market rates. Revaluation of our aircraft leases and facilities leases will result in an adjustment of deferred rents that arises from the difference between the cash flows associated with a lease and the required straight-line recognition of rents in the income statement. We expect these adjustments to

-	Increase facilities rent by $4 million for the two month period ended June 30, 2007, and by $14 million for the eight month period ended December 31, 2007; and
-	Decrease aircraft rent by $2 million for the two month period ended June 30, 2007, and by $6 million for the eight month period ended December 31, 2007.

Aircraft Maintenance Materials and Outside Repairs and Other Operating Expense: We will change the way we account for certain maintenance parts that were previously capitalized and depreciated.  After emergence, we will expense these parts as they are placed on the aircraft. This change will result in

-
An increase in aircraft maintenance materials and outside repairs expense of $18 million for the two month period ended June 30, 2007, and $71 million for the eight month period ended December 31, 2007, and

-	A decrease in other operating expense of $3 million for the two month period ended June 30, 2007, and $11 million for the eight month period ended December 31, 2007.

Interest Expense: We expect that revaluation of our debt and capital lease obligations will result in a non-cash decrease in interest expense from the amortization of premiums which arise from adjusting these obligations to fair market value. We expect interest expense to decrease by $6 million for the two month period ended June 30, 2007, and by $25 million for the eight month period ended December 31, 2007.

Accounting for SkyMiles Frequent Flyer Program: Currently, Delta accounts for frequent flyer miles earned on Delta flights using the incremental cost method. We are currently evaluating a deferred revenue method to account for these miles. If we make this change, we expect passenger revenues and pre-tax profit will increase nominally for the eight month period ending December 31, 2007.

Pro-Forma Balance Sheet: We expect to provide an updated pro-forma balance sheet by mid-May 2007.

Impact of Fresh Start Reporting in 2008: We estimate the impact of fresh start reporting to reduce pre-tax income by $150 million to $175 million for the full year 2008.

2. Share-Based Compensation Expense
As announced on March 20, 2007, management employees will receive certain share-based incentive awards in connection with Delta’s emergence. Accounting guidelines require that compensation related to these awards be recognized in a company’s financial statements. The amount of compensation related to the awards is based on estimates of the fair value of those awards. We estimate that compensation expense related to these awards will be approximately $29 million for the two month period ended June 30, 2007, $100 million for the eight month period ended December 31, 2007 and $70 million for the full year 2008.

3. Accounting Reclassification Items
Upon emergence, Delta will change the classification of certain items in its financial statements. These changes, described below, will have no impact on projected net income in any period subsequent to Delta’s emergence. The estimated line item impact of these reclassifications is shown in the table below for the two month period ended June 30, 2007, and for the eight month period ended December 31, 2007.

	For the Two Month Period Ended June 30, 2007
	Fuel Taxes	In- Sourcing	Crown Room	DGS	Total
(in millions)
OTHER REVENUE	$-	$43	$8	$-	$51

OPERATING EXPENSE:
Aircraft fuel	19	-	-	-	19
Salaries and related costs	-	6	3	32	41
Contracted services	-	-	1	(32)	(31)
Landing fees and other rents	-	-	2	-	2
Aircraft maintenance materials and outside repairs	-	25	-	-	25
Passenger service	-	-	1	-	1
Other	(19)	12	1	-	(6)
Total operating expense	-	43	8	-	51

OPERATING INCOME (LOSS)	$-	$-	$-	$-	$-

	For the Eight Month Period Ended December 31, 2007
	Fuel Taxes	In- Sourcing	Crown Room	DGS	Total
(in millions)
OTHER REVENUE	$-	$171	$34	$-	$205

OPERATING EXPENSE:
Aircraft fuel	103	-	-	-	103
Salaries and related costs	-	25	14	129	168
Contracted services	-	-	6	(129)	(123)
Landing fees and other rents	-	-	9	-	9
Aircraft maintenance materials and outside repairs	-	99	-	-	99
Passenger service	-	-	3	-	3
Other	(103)	47	2	-	(54)
Total operating expense	-	171	34	-	205

OPERATING INCOME (LOSS)	$-	$-	$-	$-	$-

Fuel taxes: Delta will record fuel tax expense in aircraft fuel expense. Previously, fuel taxes were recorded in other operating expenses.

In-sourcing revenue: Delta will record revenue for its maintenance in-sourcing business in other revenue and the associated costs will be recorded in salary and maintenance expense. Previously, the revenues and expenses from this business were reflected on a net basis in other operating expenses.

The net impact of our in-sourcing business was previously reflected in Consolidated and Mainline unit costs. Upon our emergence from bankruptcy, expenses related to this business will be excluded from Mainline unit costs, because we believe these expenses are not core costs associated with generating a seat mile.

Delta Global Services, LLC (DGS): Delta will record salaries expense for permanent and contract workers employed at Delta’s wholly owned subsidiary, DGS, in salaries and related expense. Previously, these costs were recorded in contracted services expense.

The net impact of this business was previously reflected in Consolidated and Mainline unit costs. Upon our emergence from bankruptcy, DGS salaries expense for labor provided to third parties will be excluded from both Consolidated and Mainline unit costs, because we believe these expenses are not core costs associated with generating a seat mile.

Crown Room Business: Delta will record expenses from its Crown Room operations in several line items in the income statement. Previously, expenses from these operations were recorded net in other revenues.

Forward-Looking Statements
The information provided above includes “forward-looking statements” as defined in the Private Securities Litigation Reform Act of 1995. All forward-looking statements involve a number of risks and uncertainties that could cause actual results to differ materially from the estimates, expectations, beliefs, intentions, projections and strategies reflected in or suggested by the forward-looking statements. In particular, estimates of fair value adopted under fresh-start reporting represent the company's current estimates based on asset appraisals which are preliminary and subject to change. As a result, changes in values and assumptions may have a material impact on these adjustments. Additional information concerning risks and uncertainties that could cause differences between actual results and forward-looking statements is contained in Delta’s Securities and Exchange Commission filings, including its Form 10-K for the fiscal year ended December 31, 2006, filed on March 2, 2007. Caution should be taken not to place undue reliance on Delta’s forward-looking statements, which represent Delta’s views only as of May 2, 2007, and which Delta has no current intention to update.